Exhibit 5.1

August 2, 2012	+1 617 526 6000(t) +1 617 526 5000(f) wilmerhale.com

Idenix Pharmaceuticals, Inc.

60 Hampshire Street

Cambridge, MA 02139

Re: Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-182953) (the “Registration Statement”) filed by Idenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the following securities of the Company: (a) common stock, $0.001 par value per share (the “Common Stock”); (b) senior debt securities (the “Senior Debt Securities”); (c) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (d) units consisting of Common Stock, one or more Debt Securities, or Warrants (as defined below), for the purchase of Common Stock and/or Debt Securities in one or more series, in any combination; and (e) warrants to purchase Common Stock or one or more Debt Securities (the “Warrants”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto; (ii) the preliminary prospectus supplement, dated July 31, 2012 (the “Preliminary Prospectus Supplement”); and (iii) the prospectus supplement dated August 2, 2012 (the “Final Prospectus Supplement”), relating to the issuance and sale pursuant to the Registration Statement of up to 22,000,000 shares of Common Stock, and up to an additional 3,300,000 shares of Common Stock issuable upon exercise of an over-allotment option granted by the Company (the “Shares”).

The Shares are to be issued and sold by the Company pursuant to the underwriting agreement, dated as of August 2, 2012 (the “Underwriting Agreement”), between the Company and J.P. Morgan Securities LLC, Leerink Swann LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and William Blair & Company, L.L.C., the form of which will be filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K dated August 2, 2012.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined a signed copy of the Registration Statement and copies of the Preliminary Prospectus Supplement and Final Prospectus Supplement (collectively, the “Prospectus Supplements”), each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, including committees thereof, of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

Idenix Pharmaceuticals, Inc.

August 2, 2012

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issue and sale of the Shares and to the use of our name in the Prospectus Supplements under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/S/ SUSAN W. MURLEY
Susan W. Murley, a Partner